Exhibit 1.01

CONFLICT MINERALS REPORT OF
METHODE ELECTRONICS, INC.
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2018

I.	Introduction
This is the Conflict Minerals1 Report of Methode Electronics, Inc. (“we,” “our,” “us,” “Methode,” or the “Company”) prepared for calendar year 2018 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and SEC Release No. 34-67716 (August 22, 2012) under the Act (the “Adopting Release”). The reader is referred to these sources for the definitions of defined terms contained herein.
In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.
The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Overview
Company Profile
We are a global manufacturer of component and subsystem devices with manufacturing, design and testing facilities in Belgium, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. Our primary manufacturing locations are located in Guangdong, China, Shanghai, China; Cairo, Egypt; Mriehel, Malta; and Monterrey, Mexico. We design, manufacture and market devices employing electrical, radio remote control, electronic, wireless and sensing technologies. Our corporate headquarters is located in Chicago, Illinois. Our components are found in the primary end-markets of the aerospace, appliance, automotive, commercial vehicle, construction, consumer and industrial equipment, communications (including information processing and storage, networking equipment and wireless and terrestrial voice/data systems), medical device, rail and other transportation industries.

(1) The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
(2) OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

Exhibit 1.01

We are subject to this rule as we have determined that, during 2018, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or adjoining countries.
Conflict Minerals Policy
The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. In addition, the policy includes language encouraging suppliers to source responsibly. The policy resides on our corporate website (http://www.methode.com/about/policy-on-conflict-minerals.html) and is included in our supplier code of conduct and terms and conditions.
Reasonable Country of Origin Inquiry Information
We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.
The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.
Due Diligence Program Design
The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence

III.	Due Diligence Measures Performed by The Company
The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.
Step 1: Establish strong company management systems

Exhibit 1.01

a.
Conflict minerals team – The Company established a conflict minerals team that includes individuals from the relevant business units and departments, including compliance, IT, procurement, sales, and legal. The team was structured to include the involvement from those in upper management roles, including the Director of Global ERP, Director of Budgeting, Vice President of Finance & the Chief Financial Officer, to ensure that critical information, including the Company’s conflict minerals policy, reached relevant employees and suppliers.

b.
Conflict minerals policy – The Company adopted and published a policy establishing the expectations of our suppliers. The policy resides on our corporate website (http://www.methode.com/about/policy-on-conflict-minerals.html).

c.	Internal engagement – We developed a training program to educate employees on our conflict minerals process, the goals of our program, and our reporting obligations as a supplier and a public filer.

d.
Supplier engagement – The Company communicated its conflict minerals policy and provided educational materials to our in-scope suppliers. Suppliers were informed when the request for information was initiated on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.

e.
Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, the Company has a grievance mechanism in place as a risk-awareness system for conflict minerals issues. Stakeholders, internal and external, can communicate directly and confidentially with our compliance officer.

f.	Records management – The Company will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.
Step 2: Identify and assess risks in the supply chain
We performed the following steps as part of our risk assessment process:

a.
Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.

b.
Conducted RCOI – The Company utilized the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.
Completed additional follow-up – The Company contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the accuracy of information provided by our suppliers.

d.
Identified smelters or refiners (“SORs”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that ensure the minerals are responsible sourced according to the OECD Due Diligence Guidance. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided that list in this report within section IV – Product Description; Processing Facilities.

Step 3: Design and implement a strategy to respond to identified risks

Exhibit 1.01

We performed the following steps as part of our risk management plan:

a.
Reporting results to senior management – The Conflict Minerals team reports to the results of our RCOI to upper management which included the team’s plan to respond to risks identified in the due diligence processes.

b.
Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT, as well as, any additional documentation furnished to support those responses and the suppliers’ due diligence processes. In the coming year, the resulting risk ratings will be used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company’s conflict minerals policy.

c.
Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
The Company is using information provided by independent third party audit programs, including the RMI, London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC), to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.
For SORs that had not been audited as conformant, the Company sent a communication to encourage participation in the RMAP and requested the SOR to provide the mines and/or locations the SOR sources from to assist in identifying all countries of origin.
In addition, the Company is a member of the RMI {Member Code: METH}. As a member, the Company financially supports the development of the RMAP and has relied on the RMI to determine the country of origin of conflict minerals in the Company’s products in addition to the Company’s efforts of reaching out to smelters. The efforts to determine location of origin through the RMI are described on the RMI website at: http://www.responsiblemineralsinitiative.org/.
Step 5: Report annually on supply chain due diligence
Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://www.methode.com/about/policy-on-conflict-minerals.html.

IV.	Product Description; Processing Facilities
Product Description – Our business is managed and our financial results are reported on a segment basis, with those segments being Automotive, Industrial, Interface, and Medical.
Automotive
The Automotive segment supplies electronic and electro-mechanical devices and related products to automobile original equipment manufacturers ("OEMs"), either directly or through their tiered suppliers. Our products include integrated center consoles, hidden switches, ergonomic switches, transmission lead-frames, LED-based lighting and sensors, which incorporate magneto-elastic sensing and other technologies that monitor the operation or status of a component or system.
Industrial

Exhibit 1.01

The industrial segment manufactures external lighting solutions, industrial safety radio remote controls, braided flexible cables, current-carrying laminated busbars and devices, custom power-product assemblies, such as our PowerRail® solution, high-current low-voltage flexible power cabling systems and powder-coated busbars that are used in various markets and applications, including aerospace, computers, industrial, power conversion, military, telecommunications and transportation.
Interface
The Interface segment provides a variety of copper and fiber-optic interface and interface solutions for the appliance, commercial food service, construction, consumer, material handling, medical, point-of-sale and telecommunications markets. Solutions include optical and copper transceivers, and solid-state field-effect consumer touch panels.
Medical
The Medical segment is made up of our medical device business, Dabir Surfaces, our surface support technology aimed at pressure injury prevention. Methode is developing the technology for use by patients who are immobilized or otherwise at risk for pressure injuries, including patients undergoing long-duration surgical procedures.
Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2018. The information from our suppliers is still evolving and may contain company-level declarations. As such, this smelter list is presented in good faith as the best information we have to date. This list may contain smelters that are not in our supply chain and/or there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Exhibit 1.01

Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Exhibit 1.01

Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Sai Refinery	INDIA	CID002853
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525

Exhibit 1.01

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Exhibit 1.01

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Exhibit 1.01

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180

Exhibit 1.01

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Exhibit 1.01

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

V.	Future Due Diligence
We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to those above, the Company will undertake the following steps during the next compliance period:

•	Review the conflict minerals policy statement and update if necessary.

•	Continue to collect responses from suppliers using the most recent revision of the CMRT.

•	Engage with suppliers that did not provide a response in 2018 or provided incomplete responses to enhance our data collection for 2019.

•	Monitor and track performance of risk mitigation efforts.

•	Continue engagement with smelters by sending letters to those that have not been audited as conformant.

•	Send messages to our suppliers to engage with these smelters.

•	Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI, and through our Company’s own coordinated outreach to smelters.

•	Encourage responsible sourcing from the DRC and adjoining countries.

Exhibit 1.01

APPENDIX I – Countries of Origin
The information provided in this Appendix is based on the information collected from the Company’s suppliers.

Australia
Austria
Benin
Bolivia (Plurinational State of)
Brazil
Burundi
Chile
China
Colombia
Democratic Republic of the Congo
Ecuador
Eritrea
Ethiopia
Ghana
Guinea
Guyana
India
Indonesia
Laos
Madagascar
Malaysia
Mali
Mauritania

Mongolia
Mozambique
Myanmar
Nicaragua
Niger
Nigeria
Peru
Portugal
Russian Federation
Rwanda
Sierra Leone
South Africa
Swaziland
Taiwan
Tanzania
Thailand
Togo
Uganda
United Kingdom of Great Britain and Northern Ireland
United States of America